UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2014

FIRSTMERIT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-11267	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of Principal Executive Offices)	(Zip Code)

(330) 996-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On April 16, 2014, FirstMerit Corporation (the “Corporation”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of: (i) electing fifteen directors for a term expiring at the 2015 Annual Meeting of Shareholders; (ii) ratifying the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (iii) approving, on an advisory basis, the compensation of the Corporation’s named executive officers. As of the close of business on February 21, 2014, the record date for the Annual Meeting, 165,048,468 Common Shares were outstanding and entitled to vote. At the Annual Meeting, 144,579,548, or approximately 87.6%, of the outstanding Common Shares entitled to vote were represented in person or by proxy.
The results of the voting at the Annual Meeting are as follows:

1.     The fifteen nominees for director were elected to serve a one-year term ending at the 2015 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lizabeth A. Ardisana	119,207,518	6,517,389	18,854,641
Steven H. Baer	124,763,809	961,098	18,854,641
Karen S. Belden	123,332,662	2,392,245	18,854,641
R. Cary Blair	117,898,726	7,826,181	18,854,641
John C. Blickle	117,751,367	7,973,540	18,854,641
Robert W. Briggs	124,191,912	1,532,995	18,854,641
Richard Colella	124,173,679	1,551,228	18,854,641
Robert S. Cubbin	124,071,779	1,653,128	18,854,641
Gina D. France	115,690,917	10,033,990	18,854,641
Paul G. Greig	122,531,626	3,193,281	18,854,641
Terry L. Haines	117,946,138	7,778,769	18,854,641
J. Michael Hochschwender	118,221,863	7,503,044	18,854,641
Clifford J. Isroff	117,834,542	7,890,365	18,854,641
Philip A. Lloyd II	124,223,823	1,501,084	18,854,641
Russ M. Strobel	124,781,022	943,905	18,854,641

2.     The selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014 was ratified:

Votes For	Votes Against	Abstentions
132,317,978	11,897,796	363,774

3.     By the following vote, the shareholders did not approve the advisory vote on named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,037,023	72,636,787	1,051,097	18,854,641

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION
(Registrant)

By: /s/ Carlton E. Langer
Carlton E. Langer
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: April 16, 2014